EXHIBIT 31.1

CERTIFICATIONS

I, John T. Wyatt, Chief Executive Officer and President of Cutter & Buck Inc., certify that:

1.      I have reviewed this Annual Report on Form 10-K/A of Cutter & Buck Inc.; and

2.      Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Dated: August 26, 2005

/s/ JOHN T. WYATT
John T. Wyatt
Chief Executive Officer and President
(Principal Executive Officer)

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